Exhibit 99.1

Assertio Completed Merger with Zyla Life Sciences

Trading under ASRT on Nasdaq Global Select Market

Combined Company Pro Forma 2019 Net Product Sales of Approximately $128 Million1

Upwards of $40 million in Expected Cost Synergies

LAKE FOREST, Ill., (May 20, 2020) (GLOBE NEWSWIRE) -- Assertio Holdings, Inc., the successor issuer to Assertio Therapeutics, Inc., (“Assertio” ) (NASDAQ: ASRT) announced the closing of the merger with Zyla Life Sciences. The combined company (the “Company”) will operate under the Assertio name and trade on Nasdaq under the ticker ASRT.

The merger creates a growing commercial pharmaceutical company with neurology, inflammation and pain products. The Company now has a differentiated portfolio of non-steroidal anti-inflammatory drugs (NSAIDs) commonly used by neurologists, orthopedic surgeons, internists, women’s health providers, podiatrists, pain care specialists and urologists. All eight products are branded, FDA-approved products and will be managed by the Company’s newly formed and highly experienced commercial team.

Anticipated Strategic and Financial Benefits of the Merger

•	Pro forma 2019 net product sales of approximately $128 million[1]
•	Projected pro forma 2020:
o	Non-GAAP adjusted EBITDA margin of greater than 25 percent

o	Upwards of $40 million in cost synergies expected, in addition to Assertio’s previously announced anticipated $15 million in cost synergies due to acceleration of cost savings initiatives

•	Complementary products expected to result in leading portfolio of NSAIDs

•	Positioned to take advantage of current trend toward non-opioid pain products

•	Projected mid to high-single digit revenue growth for 2020

•	Holding company is expected to have net debt to EBITDA leverage of two times

•	Positions the Company to add differentiated products through acquisitions and partnerships

“With the completion of this merger, we are on track to be a leading specialty pharmaceutical company,” said Todd Smith, incoming president and CEO of Assertio. “I am excited to lead the talented team that has worked so hard to grow both businesses and remain dedicated to creating the new Assertio during this challenging time. Thank you to everyone who has seen this transaction through to close. This is just the beginning of an exciting growth opportunity for our employees, the patients we serve and the investors who support our path to value creation. We look forward to updating you on our progress and path forward on our second quarter earnings call.”

1 Combined company pro forma results includes 2019 Cambia and Zipsor net product sales and 2019 Zyla net product sales, as if the transaction had occurred on January 1, 2019

With this merger closed, the Company has a board composed of nine directors. Six directors from the pre-merger Assertio board, including Arthur Higgins, the non-executive chairman, Heather L. Mason, William T. McKee, Peter D. Staple, James L. Tyree and David E. Wheadon. In addition, Todd N. Smith, Timothy P. Walbert, the lead independent director, and Andrea Heslin Smiley joined from the Zyla board.

Advisors

Stifel acted as the exclusive financial advisor to Assertio and Gibson, Dunn & Crutcher LLP acted as its legal counsel. MTS acted as the exclusive financial advisor to Zyla and Dechert LLP acted as its legal counsel.

Non-GAAP Information

This press release includes estimated non-GAAP adjusted EBITDA margin and non-GAAP net debt to EBITDA leverage, each, a non-GAAP financial measure. The Company believes these non-GAAP financial measures not only provide the Company’s management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures enable investors to better understand the anticipated performance of the business and facilitate a meaningful evaluation of the Company’s preliminary estimate for non-GAAP adjusted EBITDA margin and non-GAAP net debt to EBITDA leverage for 2020. These non-GAAP measures should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA margin or non-GAAP net debt to EBITDA leverage is provided in this press release because some of the excluded information is not yet ascertainable or accessible and the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

About Assertio

Assertio is a leading specialty pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription neurology, inflammation and pain medications. Assertio has grown through business development including acquisitions, licensing and mergers. The Company seeks to leverage its commercial excellence to be the partner of choice. To learn more about Assertio, visit www.assertiotx.com.

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio’s current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio. All statements other than historical facts may be forward-looking statements; words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will,” “aim” or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio. Factors that could cause Assertio’s actual results to differ materially from those implied in the forward-looking statements include: (1) risks related to disruption of management time from ongoing business operations due to the integration of the merger with Zyla Life Sciences (the “Merger”); (2) unexpected costs, charges or expenses resulting from the Merger; (3) the ability of the Assertio to retain key personnel; (4) potential adverse changes to business relationships resulting from the Merger; (5) the combined company’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; (6) negative effects of the Merger on the market price of Assertio’s common stock, credit ratings and operating results; (7) legislative, regulatory and economic developments, including changing business conditions in the industries in which Assertio operates; (8) Assertio’s ability to successfully pursue business development, strategic partnerships, and investment opportunities to build and grow for the future; (9) the commercial success and market acceptance of Assertio’s products; (10) coverage of our products by payors and pharmacy benefit managers; (11) our ability to execute on our sales and marketing strategy, including developing relationships with customers, physicians, payors and other constituencies; (12) the entry of any generic products for any of our products; (13) the outcome of our opioid-related investigations, our opioid-related litigation brought by state and local governmental entities and private parties, and our insurance, antitrust and other litigation, and the costs and expenses associated therewith; (14) Assertio’s estimates regarding expenses, future revenues, capital requirements and needs for additional financing; (15) Assertio’s ability to generate sufficient cash flow from its business to make payments on its indebtedness, Assertio’s ability to restructure or refinance its indebtedness and Assertio’s compliance with the terms and conditions of the agreements governing its indebtedness; (16) compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.; (17) Assertio’s plans to acquire, in-license or co-promote other products, and/or acquire companies; (18) Assertio’s ability to raise additional capital, if necessary; (19) Assertio’s ability to successfully develop and execute its sales and marketing strategies; (20) variations in revenues obtained from collaborative agreements; (21) Assertio’s collaborative partners’ compliance or non-compliance with obligations under its collaboration agreements; (22) the ability of Assertio’s common stock to regain compliance with Nasdaq’s minimum closing bid requirement of at least $1.00 per share; (23) the impact of Zyla’s bankruptcy and acquisition of products from Iroko Pharmaceuticals; (24) obtaining and maintaining intellectual property protection for our products; (25) our ability to operate our business without infringing the intellectual property rights of others; (26) the outcome of any other litigation in which we are or may be involved; (27) the impact of disasters, acts of terrorism or global pandemics; (28) general market conditions; and other risks listed in Assertio’s filings with the United States Securities and Exchange Commission (“SEC”). These risks are more fully described in the joint proxy statement/prospectus filed with the SEC in connection with the Merger and Assertio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings Assertio makes with the SEC from time to time. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law.

Investor and Media Contact:

Dan Peisert
Senior Vice President and Chief Financial Officer

dpeisert@assertiotx.com